EXHIBIT 32(a)


                  CERTIFICATION OF PERIODIC FINANCIAL REPORT BY
                       CHIEF EXECUTIVE OFFICER PURSUANT TO
                  Section 906 of the Sarbanes-Oxley Act of 2002
                             and 18 U.S.C. SS. 1350

      I, Stephen J. Cole-Hatchard, Sr. Chief Executive Officer of Provo International, Inc. (the "Company"), certify that:

(1) The Company's Quarterly Report on Form 10-QSB/A for the quarterly period ended June 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /S/ Stephen J. Cole-Hatchard
                                        ----------------------------
                                        Stephen J. Cole-Hatchard
                                        Chief Executive Officer
                                        Provo International, Inc.
                                        November 1, 2004



      A signed original of this written statement required by Section 906 has been provided to Provo International, Inc. and will be retained by Provo International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.